Exhibit 21
SUBSIDIARIES OF OXFORD INDUSTRIES, INC.
The following table lists each subsidiary of Oxford Industries, Inc. indented under the name of its immediate parent, the percentage of each subsidiary’s voting securities beneficially owned by its immediate parent and the jurisdiction under the laws of which each subsidiary was organized:

Name	% of Voting Securities	Jurisdiction of Incorporation or Organization
Oxford Industries, Inc.
Camisas Bahia Kino S.A. de C.V.	100	Mexico
Industrias Lanier De Honduras S. de R.L.	50(1)	Honduras
Lionshead Clothing Company	100	Delaware
Manufacturera de Sonora, S.A. de CV	99(2)	Mexico
Oxford Caribbean, Inc.	100	Delaware
Oxford de Colon, S.A.	100	Costa Rica
Oxford Garment, Inc.	100	Delaware
Oxford Lockbox, Inc.	100	Delaware
Oxford Industries (UK1) Limited	100	United Kingdom
Oxford International, Inc.	100	Georgia
Oxford of South Carolina, Inc.	100	South Carolina
Oxford Private Limited of Delaware LLC	100	Delaware
Oxford Products (International) Limited	99.99(3)	Hong Kong
Piedmont Apparel Corporation	100	Delaware
Servicios de Manufactura de Mérida, S. de R.L. de C.V.	99.9(4)	Mexico
Sugartown Worldwide LLC	100	Delaware
Tommy Bahama Group, Inc.	100	Delaware
Viewpoint Marketing, Inc.	100	Florida
Oxford Caribbean, Inc.
Q.R. Fashions S. de R.L.	100	Honduras
Oxford Industries (UK2) Limited
Oxford Industries (UK3) Limited	100	United Kingdom
Oxford Products (International) Limited
Industrias Oxford de Merida, S.A. de CV	99(5)	Mexico
Oxford Industries (UK2) Limited	75(6)	United Kingdom
Oxford Philippines, Inc.	96.25(7)	Philippines
Tommy Bahama Global Sourcing Limited	100	Hong Kong
Tommy Bahama Beverages, LLC
Tommy Bahama Texas Beverages, LLC	100	Texas
Tommy Bahama Global Sourcing Limited
Tommy Bahama Australia Pty Ltd	100	Australia
Tommy Bahama Canada ULC	100	Canada
Tommy Bahama International, Pte. Ltd.	100	Singapore
Tommy Bahama K. K.	100	Japan
Tommy Bahama Limited	100	Hong Kong
Tommy Bahama (Macau) Limited	100	Macau
Tommy Bahama Trading (Shenzhen) Co., Ltd.	100	China
Tommy Bahama Group, Inc.
Tommy Bahama R&R Holdings, Inc.	100	Delaware
Tommy Bahama R&R Holdings, Inc.
Tommy Bahama Beverages, LLC	100	Delaware

(1)	50% of the voting securities of Industrias Lanier de Honduras S. de R.L. is owned by Oxford Caribbean, Inc.

(2)	1% of the voting securities of Manufacturera de Sonora, S.A. de CV is owned by Oxford International, Inc.

(3)	One share of Oxford Products (International) Limited is owned by Oxford International, Inc. Oxford Products (International) Limited has 150,000 shares issued and outstanding.

(4)	0.1% of the voting securities of Servicios de Manufactura de Mérida, S. de R.L. de C.V. is owned by Oxford International, Inc.

(5)	1% of the voting securities of Industrias Oxford de Merida, S.A. de CV is owned by Oxford Industries, Inc.

(6)	25% of the voting securities of Oxford Industries (UK2) Limited is owned by Oxford Industries (UK1) Limited.

(7)
3.74% of the voting securities of Oxford Phillipines, Inc. is owned by Oxford Industries, Inc. Nominal ownership interests of certain of the voting securities of Oxford Phillippines, Inc. are owned by various individuals.